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                                                           EXHIBIT 10.44 to 10-K

                                  AMENDMENTS TO
                        HADCO CORPORATION RETIREMENT PLAN


         The following amendments to the HADCO CORPORATION RETIREMENT PLAN were adopted by the Board of Directors of HADCO CORPORATION on September 15, 1997, effective as stated:

1. Effective as of October 1, 1997, Section 1.12 of the Plan is amended to read as follows:

"1.12 EARLY RETIREMENT DATE shall mean the date the Participant attains age fifty-five (55) and completes seven (7) Years of Service."

2. Effective as of January 1, 1997, Section 1.14 of the Plan is amended by adding the following new paragraph thereto:

         "Notwithstanding the preceding paragraph, if a group of individuals would otherwise become Employees within the meaning of this Section
         1.14 as a result of an asset or stock acquisition, merger or other similar transaction occurring on or after January 1, 1997, such individuals shall not become Employees hereunder until the date the Board of Directors of the Employer affirmatively votes to include such group in the Plan."

3. Effective as of January 1, 1997, Section 1.24 of the Plan is amended to read as follows:

"1.24 HIGHLY COMPENSATED EMPLOYEE shall mean, for Plan Years beginning on or after January 1, 1997, an Employee who performs services for the Employer during the determination year and (a) was a five percent owner at any time during the determination year or the look-back year or (b) received 414(q) Compensation from the Employer in excess of $80,000.00 for the look-back year and was in the top-paid group of Employees for such look-back year.

         For Plan Years ending on or before December 31, 1996, Highly Compensated Employee shall mean an Employee who performs services for the Employer during the determination year and is in one or more of the following groups:

         (a) Employees who were five percent owners of the Employer at any time during the look-back year or the determination year;

         (b) Employees who received 414(q) Compensation during the look-back year in excess of $75,000.00;

         (c) Employees who received 414(q) Compensation during the look-back year in excess of $50,000.00 and who were in the top paid group for the look-back year;


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         (d)   Employees who were officers of the Employer during the look-back year and who received 414(q) Compensation during the look-back year in excess of 50% of the limit in effect under Section 415(b)(1)(A) of the Code for that year; and

         (e) Employees who were in the group of the one hundred Employees who received the most 414(q) Compensation from the Employer during the determination year and are also described in any of paragraphs (b), (c) or (d) above when those paragraphs are modified to substitute the determination year for the look-back year.

         Highly Compensated Employee shall also include any former Employee who separated from service prior to the determination year and who was an active Highly Compensated Employee in the year of separation or in any determination year after attaining age 55, except as provided in the following sentence. A former Employee who separated from service prior to 1987 shall be treated as Highly Compensated Employee only if during the separation year, the year preceding the separation year, the last year ending before the Employee's 55th birthday, or any year after the Employee attained age 55, the Employee was a five percent owner or received 414(q) Compensation in excess of $50,000.00.

         The following rules apply for purposes of this definition:

         The "determination year" shall be the Plan Year for which testing is being performed. The "look-back year" shall be the twelve-month period immediately preceding the determination year.

         Each Employee who is, on any day during a determination year or look-back year ending on or before December 31, 1996, a Family Member of either a five percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the ten most highly compensated Employees, ranked on the basis of 414(q) Compensation paid by the Employer during such year, shall be aggregated with the five percent owner or top ten Highly Compensated Employee. In such case, the Family Members and five percent owner or top ten Highly Compensated Employee shall be treated as a single Employee receiving compensation and plan contributions or benefits equal to the sum of such compensation, contributions or benefits of the Family Member and five percent owner or top ten Highly Compensated Employee.

         The determination of who is a Highly Compensated Employee, including the determination of Employees who are five percent owners, the number and identity of Employees in the top-paid group, the top one hundred Employees, the number of Employees treated as officers, and the compensation that is considered (including adjustments by the Secretary of the Treasury for cost of living changes), will be made in accordance with Section 414(q) of the Code and the regulations thereunder."

4. Effective as of January 1, 1997, Section 1.28 of the Plan is amended to read as follows:

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"1.28    LEASED EMPLOYEE shall mean any individual (other than an Employee) who, pursuant to an agreement between the Employer and any other person (referred to as the "leasing organization") has performed services for the Employer on a substantially full time basis for a period of at least one year, if such services are performed under the primary direction or control of the Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

         A Leased Employee shall not be considered an Employee if: (a) such individual is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least ten percent of compensation as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Sections 125, 402(a)(8), 402(h) or 403(b), (ii) immediate participation, and (iii) full and immediate vesting; and (b) Leased Employees do not constitute more than 20 percent of the Non-Highly Compensated Employees of the Employer."

5. Effective October 1, 1997, Section 1.43 of the Plan is amended to read as follows:

"1.43 QUALIFIED JOINT AND SURVIVOR ANNUITY generally shall mean an annuity for the life of the Participant with a survivor annuity for the life of his spouse which is equal to two-thirds of the annuity payable during the joint lives of the Participant and his spouse, and which is the actuarial equivalent of a single life annuity for the life of the Participant. For benefits payable from account balances originally accrued under the Zycon Corporation Profit Sharing 401(k) Plan, QUALIFIED JOINT AND SURVIVOR ANNUITY shall mean an annuity for the life of the Participant with a survivor annuity for the life of his spouse which is equal to fifty percent (50%) of the annuity payable during the joint lives of the Participant and his spouse, and which is the actuarial equivalent of a single life annuity for the life of the Participant."

6. Effective October 1, 1997, Section 1.51 of the Plan shall be amended by adding the following sentence thereto:

         "For purposes of crediting Years of Service under this Plan, an individual who becomes an Employee as a result of an asset or stock acquisition, merger or other similar transaction shall receive credit for service with his prior employer who was a party to such transaction."

7. Effective October 1, 1997, Section 2.01 of the Plan shall be amended by adding the following new paragraph thereto:

         "For purposes of determining eligibility to participate in this Plan, an individual who becomes an Employee as a result of an asset or stock acquisition, merger or other similar transaction shall receive credit for service with his prior employer who was a party to such transaction."


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8.       Effective for Plan Years beginning on or after January 1, 1997, Section
         3.01 of the Plan is amended to provide that the Employer's Profit Sharing Contributions shall be allocated based upon Compensation received during the Fiscal Year rather than during the Plan Year. Accordingly, the last paragraph of Section 3.01 is amended to read as follows:

         "The Profit Sharing Contribution for each Fiscal Year shall be paid to the Trustee as soon as practicable after the end of the Fiscal Year, but in any event not later than the due date for the Employer's federal income tax return for such Fiscal Year, including extensions. If no Profit Sharing contribution is to be made for a particular Fiscal Year, the Employer shall so notify the Trustee within sixty (60) days after the end of such Fiscal Year. Profit Sharing Contributions shall be allocated to the Profit Sharing Accounts of those Participants who shall have received any 401(k) Compensation during such Fiscal Year and who are employed on the last day of the Fiscal Year. Such contribution shall be allocated according to the ratio that each such Participant's 401(k) Compensation for the Fiscal Year bears to the total 401(k) Compensation of all such Participants for the Fiscal Year. For individuals who have become Participants during the 1997 Fiscal Year as a result of an asset or stock acquisition, merger or other similar transaction, the 401(k) Compensation to be taken into account hereunder for said Fiscal Year shall be 401(k) Compensation received during the period from January 1, 1997 through October 25, 1997 from the Employer or from the individual's prior employer who was a party to the transaction."

9. Effective January 1, 1997, Section 3.06 of the Plan is amended to permit the Plan to accept Rollover Contributions in the form of a participant note for a plan loan assigned directly from another qualified plan or trust. Accordingly, Section 3.06 is amended to read as follows:

         "An Employee may, with the consent of the Plan Administrator and the Trustee, contribute to the Trust a participant note for a plan loan or cash as a Rollover Contribution from another qualified plan or trust or an individual retirement account or annuity in accordance with Sections 402(a)(5), 403(a)(4) or 408(d)(3) of the Code and the regulations thereunder. A participant note for a plan loan must be assigned to the Trust directly from the other qualified plan or trust. The Plan Administrator or Trustee shall maintain a separate Rollover Account under the Trust for each Employee who has made a Rollover Contribution. All such Rollover Contributions and the investments thereon shall immediately become and at all times remain fully vested in the Employee. Rollover contributions shall not be taken into consideration in determining the limitations set forth in Section 3.09."

10. Effective January 1, 1997, Section 3.09(b) is amended to eliminate the family aggregation rules. Accordingly, the fourth paragraph of said Section which begins with the phrase "For purposes of the ADP Tests under paragraphs (i) and (ii) above. . ." is amended by inserting the phrase "For Plan Years ending on or before December 31, 1996," at the beginning thereof.


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11.      Effective January 1, 1997, Section 3.10(b) is amended to eliminate the family aggregation rules. Accordingly, the fourth paragraph of said Section which begins with the phrase "For purposes of the ACP Tests under paragraphs (i) and (ii) above. . ." is amended by inserting the phrase "For Plan Years ending on or before December 31, 1996," at the beginning thereof.

12. Effective January 1, 1997, Section 3.10(c) is amended by inserting the phrase "For Plan Years ending on or before December 31, 1996" at the beginning of the second sentence of the paragraph (ii) thereof, and by inserting the following as the last sentence of said paragraph (ii):

         "For Plan Years beginning on or after January 1, 1997, any distribution of excess contributions for any Plan Year shall be made to Highly Compensated Employees on the basis of the amount of contributions by, or on behalf of, each of such Employees."

13. Effective January 1, 1997, Section 3.10(d) is amended by inserting the phrase "For Plan Years ending on or before December 31, 1996" at the beginning of the second sentence of the first paragraph thereof, and by inserting the following as the third sentence of said paragraph:

         "For Plan Years beginning on or after January 1, 1997, any distribution of excess aggregate contributions for any Plan Year shall be made to Highly Compensated Employees on the basis of the amount of contributions by, or on behalf of, each of such Employees."

14. Effective October 1, 1997, Section 6.01(b) of the Plan is amended by adding the following sentence thereto:

         "For benefits payable from account balances originally accrued under the Zycon Corporation Profit Sharing 401(k) Plan prior to October 1, 1997, the Plan benefit to be distributed to a Participant shall be paid in the form of a Qualified Joint and Survivor Annuity."

15. Effective October 1, 1997, Section 6.01(c) of the Plan is amended and a new Section 6.01(d) is added to read as follows:

         "(c) For benefits accrued prior to July 1, 1996 (or, with respect to account balances originally accrued under the Zycon Corporation Profit sharing 401(k) Plan, for benefits accrued prior to October 1, 1997), if a Participant elects to waive a benefit in the form described in paragraph (b) above, in accordance with the election procedures described in Section 6.04 below, he may choose to receive a benefit in any one of the following forms or in a combination of any of the following forms:

               (i) a single sum cash distribution equal to the total amount contained in his Participant Account;


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               (ii)  An annuity for the life of the Participant;

               (iii) A contingent annuitant annuity;

               (iv)  A year certain and life annuity; or

               (v)   A full cash refund annuity.

         (d) For benefits accrued on or after July 1, 1996 (or, with respect to account balances originally accrued under the Zycon Corporation Profit Sharing 401(k) Plan, for benefits accrued on or after October 1, 1997), a Participant may choose to receive a benefit in either of the following forms or in a combination of the following forms:

               (i) A single sum cash distribution equal to the total amount contained in his Participant Account;

               (ii) Payments in monthly, quarterly, semiannual or annual cash installments over a period certain extending not longer than the Participant's life expectancy (or the life expectancy of the Participant and his designated beneficiary) based upon the total value of his Participant's Account."

16. Effective October 1, 1997, Section 6.03(b) is amended by adding the following sentence thereto:

         "For benefits payable from account balances originally accrued under the Zycon Corporation Profit Sharing 401(k) Plan prior to October 1, 1997, unless otherwise elected as provided in Section 6.04 below, the Plan benefit to be distributed to the spouse of a Participant who is married and who dies before benefits have commenced shall be paid in the form of a qualified pre-retirement survivor annuity."

17. Effective October 1, 997, Section 6.03(c) is amended to read as follows:

         "If a Participant or his spouse elects to waive a benefit in the form of a qualified pre-retirement survivor annuity in accordance with the election procedures described in Section 6.04 below, or if the Participant's is not married or has not been married for the one-year period ending on the date of the Participant's death, or if the value of the Participant's Account is $3,500.00 or less for benefits accrued on or after July 1, 1996 (or, for benefits accrued under the Zycon Corporation Profit Sharing 401(k) Plan, benefits accrued on or after October 1, 1997), the Plan benefit to be distributed in the event of a Participant's death to or for the benefit of his Beneficiary shall be paid in a single sum cash distribution as soon as administratively feasible following the date the Plan Administrator receives notice of the Participant's death. For Plan Years beginning on or after January 1, 1998, the $3,500.00 dollar limit stated above shall be changed to $5,000.00."




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18.      Effective October 1, 1997, the opening paragraph of Section 6.04(a) of the Plan is amended to read as follows:

         "For any Participant whose Participant Account includes benefits accrued on or before June 30, 1996 (or, for benefits accrued under the Zycon Corporation Profit Sharing 401(k) Plan, benefits accrued on or before September 30, 1997), within a reasonable time before or after the Participant's annuity starting date consistent with regulations of the Secretary of the Treasury, the Plan Administrator shall notify the Participant in writing of:"

19. Effective October 1, 1997, the first sentence of Section 6.04(b) of the Plan is amended by inserting the phrase "(or, for benefits accrued under the Zycon Corporation Profit Sharing 401(k) Plan, benefits accrued on or before September 30, 1997)" after the Words "June 30, 1996".

20. Effective October 1, 1997, Section 6.04(e) of the Plan is amended to read as follows:

         "The election to waive a Qualified Joint and Survivor Annuity must be made within the ninety (90) day period ending on the date the Participant's benefits would commence or, if later, no sooner than thirty (30) days from the date the written notice described in this section was given; provided, however, that a distribution cannot be made sooner than thirty (30) days from the date such notice was given unless the Participant (and, if applicable, the Participant's spouse) consents and the distribution commences at least seven (7) days after the date of such notice. Any consent shall satisfy such requirements as may be prescribed under regulations of the Secretary of the Treasury."

21. Effective January 1, 1998, Section 6.06 of the Plan shall be amended by adding the following sentence thereto:

         "For Plan Years beginning on or after January 1, 1998, the $3,500.00 dollar limit stated above shall be changed to $5,000.00."

22. Effective October 1, 1997, the second paragraph of Section 7.01 of the Plan shall be amended to read as follows:

         "Any election to receive a lump sum distribution of a Participant's vested interest in his Participant's Account must be made by notice to the Plan Administrator. If any portion of the Participant's Account was accrued on or before June 30, 1996 (or, for benefits originally accrued under the Zycon Corporation Profit Sharing 401(k) Plan, or on before September 30, 1997) and if the Participant is married, the spouse of the Participant must consent to any lump sum distribution in excess of $3,500.00. The spouse's consent must be in writing and must acknowledge the effect of the election. The spouse's signature must be witnessed by a Plan representative or a notary public."

23. Effective January 1, 1998, Section 7.01 of the Plan shall be amended by adding the following sentence to the end of the third paragraph thereof;

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         "For Plan Years beginning on or after January 1, 1998, the $3,500.00 dollar limit stated herein shall be changed to $5,000.00."

24. Effective October 1, 1997, Section 9.03(a) of the Plan shall be amended to read as follows:

         "(a) The Plan Administrator shall create and maintain adequate records to disclose the interest in this Plan of each Participant and Beneficiary. Such records shall be in the form of individual accounts, including Profit Sharing Accounts, 401(k) Accounts, Matching Contributions Accounts, After-Tax Contributions Accounts and Rollover Accounts. The Plan Administrator shall segregate account balances accrued under this Plan on or before June 30, 1996 from account balances accrued after June 30, 1996. The Plan Administrator shall segregate account balances accrued under the Zycon Corporation Profit Sharing 401(k) Plan on or before September 30, 1997 from account balances accrued after September 30, 1997."

25. Effective as of January 1, 1997, Section 10.07(c) of the Plan is amended to read as follows:

         "(c)  The entire interest of a Participant either:

               (i) will be distributed to him not later than the required beginning date, as defined below, or

               (ii) will be distributed, commencing not later than such required beginning date, (A) in accordance with regulations prescribed by the Secretary of the Treasury, over the life of such Participant or over the lives of such Participant and a designated beneficiary or (B) in accordance with such regulations, over a period not extending beyond the life expectancy of such Participant or the life expectancy of such Participant and a designed beneficiary.

               As used herein, for Plan Years ending on or before December 31, 1996, the term "required beginning date" means April 1, of the calendar year in which the Participant attains age 70 1/2. For Plan Years beginning on or after January 1, 1997, the term "required beginning date" means April 1 or the calendar year following the later of (I) the calendar year in which the Participant attains age 70 1/2 or (II) the calendar year in which the Participant retires; provided, however, that clause (II) shall not apply in the case of a Participant who is a five percent owner with respect to the Plan Year in which he attains age 70 1/2. In the case of a Participant to whom clause (II) applies who retires in a calendar year after the calendar year in which he attains age 70 1/2. In the case of a Participant to whom clause (II) applies who retires in a calendar year after the calendar year in which he attains age 70 1/2, the Participant's accrued benefit shall be actuarially increased to take into account the period after age 70 1/2 in which the Participant was not receiving any benefits under the Plan."


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26.      Effective January 1, 1997, Section 12.02 of the Plan shall be amended by adding the following paragraph thereto:

         Upon any merger or consolidation of the Plan with another plan, or transfer of assets and liabilities of the Plan to such other plan, the Board of Directors of the Employer may authorize the Plan Administrator to allocate immediately prior to the merger, consolidation or transfer any amounts then held in a suspense account. If the suspense account includes Forfeitures from Profit Sharing Accounts, the suspense account shall be allocated among all Participants who have a balance in their Profit Sharing Account according to the ratio that the balance of each such Participant's Profit Sharing Account bears to the total balance of all Participants' Profit Sharing Accounts as of the date of allocation. If the suspense account include Forfeitures from Matching Contributions Accounts, the suspense account may be allocated (a) to reduce the amount of Matching Contributions then due from the Employer fro the current Plan Year or (b) among those Participants who have a balance in their 401(k) and Matching Contributions Accounts according to the ratio that the aggregate of each such Participant's Matching Contributions Account and 401(k) Account bears to the total balance of all Participants' 401(k) and Matching Contributions Accounts. Allocations under this Section 12.02 shall be subject to the provisions of Sections
         3.09 and 3.10."



                                         ATTEST:



                                         ----------------------------
                                         JAMES C. HAMILTON, Clerk